Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), dated as of this 11 day of December, 2018 (the "Effective Date"), is entered into by and between Seedo Corp, a corporation incorporated under the laws of the State of Delaware, with its principal business address  at  Hacarmel 2 Yokneam, Israel (the "Borrower" or "Company") and 2622325 Ontario Limited,  a corporation incorporated under the laws of Canada, with its principal business address at 1057 Steeles Ave. West Suite 81691 North York, Ontario, Canada M2R 2SO (the "Lender"). The  Lender and the Borrower shall be collectively referred to as "Parties".

R E C I T A L S

WHEREAS,  the Borrower is seeking financing in the form of a loan for the purposes prescribed hereunder, and the Lender agrees to extend such loan pursuant to the herein provisions;

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         The Loan.

1.1.
The Principal Amount.  Subject to the terms and conditions of this Agreement, the Lender shall extend the Borrower with a principal loan amount of US$1,000,000 (the "Principal Amount"),  which shall be provided by the Borrower on the Effective Date. The Principal Amount shall be wired to the Borrower's bank account, in accordance with the bank account information prescribed in Exhibit A.

1.2.
Interest. The Principal Amount shall bear interest at the rate of 17.5% calculated per the commencing of the date of the actual provision the Principal Amount and ending on the Maturity Date, on a linear daily basis, up to a maximum amount of US$175,500 (the "Interest", and together with the Principal Amount: the "Loan Amount").  The Interest shall be accrued but not compounded.

1.3.
Use of Proceeds. The proceeds of the Principal Amount will be utilized by the Borrower for the manufacturing of the Borrower's products and related activities; provided however, that out of the Principal Amount, an amount of US$50,000 plus VAT (if applicable), shall retained by 2622325 Ontario Limited as an OID (original issuance discount) in consideration for certain services provided by an agent in connection with the transactions contemplated hereunder.

2.         Repayment.

2.1.
Maturity Date. The Loan Amount shall be repaid by the Borrower in full at the lapse of 180 days of the Effective Date (the "Maturity Date").  VAT shall be added to any amount due by the Borrower to the Lender, if applicable. Furthermore, if required under applicable law, the Company shall withhold at source any applicable amounts required to satisfy such demand. The outstanding Loan Amount shall be wired to the Lender's bank account, in accordance with the bank account information prescribed in Exhibit B.

2.2.
Early Repayment. Notwithstanding the foregoing, the Borrower may, at any time prior to the Maturity Date, repay the outstanding Loan Amount, up to 50% of the loan amount, at Borrower's discretion. In the event that the Loan Amount has been repaid partially  prior  to  the  Maturity  Date,  then  Lender  hereby  waives  any  claim  and/or demand regarding such early repayment, including any potential claims regarding loss of Interest based income.   In the event that a portion of the Loan Amount has been earlier repaid, then (A) any such payments shall first be deemed to be made on account of  the  outstanding  Principal  Amount,  and  (B)  the  aforesaid  paragraph  shall to  the amount actually repaid, mutatis-mutandis. For illustration purposes, in the event that following  90  days  of  the  Effective  Date,  the  Borrower  repays  an  amount  of US$500,000, then immediately following such payment the outstanding Loan Amount shall be US$ 587,000, of which US$500,000 shall constitute for the balance Principal Amount, and US$87,500 (reflecting (1,000,000*17.5%)/(180-90)) shall constitute for the unpaid accrued Interest over the US$500,000 paid by Borrower at such time. It is clarified that the Consideration Warrants (as defined below) issued to the Lender shall not be affected by any such early repayment.

2.3.
Event of Default. Notwithstanding anything to the contrary in this Agreement, the Loan Amount shall immediately become due and payable in cash by the Company, upon an occurrence of an Event of Default (as defined below). For purposes of this Agreement, an "Event of Default" shall mean any of  the  following:  (i)  the  Company  files  any petition  or  action  for  relief  under  any bankruptcy, reorganization, insolvency, makes any assignment  for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, or applies for or consents to the appointment of any custodian, receiver or trustee for all or any substantial part of its property, or admits in writing that it is generally unable to pay its debts as they become due, or takes any action to authorize any of the actions or events set forth above in this clause; (ii) an involuntary petition  is filed against the Company under any bankruptcy, arrangement, composition, readjustment, liquidation, dissolution or similar   relief   under   any   statute,   law   or regulation,  now  or  hereafter  in  effect,  (iii)  a custodian,  receiver,  liquidator,  trustee or assignee  for the benefit  of creditors  (or other similar official) is appointed to take possession, custody or control of any property of the Company, which was not removed within 45 days; (iv) the Company adopts a resolution for liquidation, winding up or dissolution (or suffers any liquidation, wind-up or dissolution); (v) the calling by the Company of a meeting  of creditors  for the purpose of entering  into a scheme or an arrangement  with them; or (vi) the operations or transaction of the business of the Company is suspended, substantially curtailed or ceased for a period longer than 90 days.

Furthermore, insofar that any late repayment of the Loan shall be allegedly deemed as an Event of Default, it is hereby clarified that any late payment of any outstanding Loan Amount for a period that does not exceed 30 days from such payment becoming due shall not, by itself, be deemed as an Event of Default, nor shall it be deemed as a material breach of this Agreement.

2.4.
Default Interest. In the event that Borrower fails to make payments of all outstanding Loan Amount by the Maturity Date, other than for a breach of this Agreement by Lender, then notwithstanding derogating from any other payment due to Lender, commencing as of the Maturity Date, any outstanding Loan Amount shall bear an accrued interest of 3.00% per month, of the then outstanding Loan Amount, until all Loan Amount has been paid in full.

3.         Warrants.

3.1.
In addition to the Interest due to Lender pursuant to the terms herein, in consideration for the Lender's provision of the Principal Amount, the Borrower shall issue to the Lender with warrants in the form to be provided by Borrower, reflecting, inter-alia, the terms prescribed below (the "Consideration Warrants"):

3.1.1.	333,333 warrants exercisable into the same respective aggregate number of common stock of the Company, with an exercise price per warrant of US$ 1.5; and,

3.1.2.	100,000 warrants exercisable into the same respective aggregate number of common stock of the Company, with an exercise price per warrant of US$ 2.00.

The Consideration Warrants and the underlying shares of common stock exercisable thereto shall be collectively referred to as the "Securities".

3.2.	The Consideration Warrants shall be exercisable for a period of 24 months of the Effective Date.

3.3.	Provisions Pertaining to Registration and Transfer of Consideration Warrants.

3.3.1.
The Parties further acknowledge and are aware that the Securities may only be disposed of in compliance with respective U.S. state and U.S. federal securities laws (including without limitations, any holding period requirements).  In  connection  with  any  transfer  of  Securities  other  than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the  Securities Act of 1933, as amended (the "Securities Act").

3.3.2.	The Lender agrees to the imprinting, so long as is required by this Section 3.3 of a legend on any of the Securities in the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD  EXCEPT  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY."

3.3.3.
Certificates evidencing the Securities shall not contain any legend (including the legend set forth in this Section): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if the Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities Exchange Commission).

3.3.4.
In the event that the Lender will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Securities as set forth herein is predicated upon the Company’s reliance upon this understanding.

3.3.5.
With respect to any Consideration Warrants issued hereunder, the Company shall, immediately upon such issuance, provide its transfer agent with an irrevocable instruction to reserve sufficient respective number of underlying shares of common stock issuable per such Consideration Warrant, so long as each such respective Consideration Warrant is exercisable.

3.4.      Additional Stock.

In addition to the consideration payable to Shahar Yanay per the above provisions, the Company shall  issue  the Company's  shares of  common  stock,  under  the following terms.

3.4.1.	33,333 shares of common stock of the Company in the aggregate, issuable in consideration of their nominal-value.

3.4.2.	The Additional stocks shall be subject to the provisions of Section 3.3 above,

4.         Representations and Warranties of the Lender.

The Lender hereby represents and warrants to the Borrower as follows:

4.1.
Organization and Standing; Qualification. The Lender is a corporation duly formed, validly existing and in good standing under the laws of Canada, with full legal and corporate power and authority to enter into and perform its obligations under this Agreement.

4.2.
Authorization. This Agreement has been duly and validly authorized and executed by the  Borrower    and  constitutes    a  valid  and  binding  obligation    of  the  Lender, enforceable  against the  Lender in accordance  with its terms.

4.3.	Financial Resources. The Lender has the requisite financial resources to extent the Principal Amount, in immediately available US Dollars on the Effective Date.

4.4.
No Encumbrances. The Lender's obligations under this Agreement do not contradict nor otherwise be deemed as a breach or default of any agreement and/or obligation to which the Lender is a party to, including its corporate documents.

5.         Representations and Warranties of the Borrower.

The Borrower hereby represents and warrants to the Lender as follows:

5.1.
Organization and Standing; Qualification. The Borrower is a corporation duly formed, validly existing and in good standing under the laws of Delaware, with full legal and corporate power and authority to enter into and perform its obligations under this Agreement.

5.2.
Authorization. This Agreement has been duly and validly authorized and executed by the Lender and constitutes a valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

6.         Miscellaneous.

6.1.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed and interpreted according to  the  laws  of the State of New York,  without  regard  to  the conflict  of laws provisions  thereof.  Any dispute  arising  under or in relation  to this Agreement  shall  be  resolved  exclusively  in  the  competent courts located in New York, NY USA, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.  Each of Company and Lender waives its rights to a jury trial in any action, proceedings or counterclaim arising in respect of this Agreement.

6.2.
Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire  understanding  and  agreement  between  the  parties  with  regard  to the  subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.  Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Borrower and the Lender.

6.3.
Successors and Assigns. This Agreement may not be assigned by the Borrower, without the prior written consent of the Lender. The Lender, at its option, upon delivery of written notice to Borrower, may assign and/or delegate all or any of its rights and obligations under this Agreement, provided that Borrower's rights shall not be adversely affected.

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IN WITNESS WHEREOF, the parties have signed this Loan Agreement as of the date first written above.

BORROWER:

By: /s/ Zohar Levy
Name: Zohar Levy
Title: CEO and Director

LENDER:

By: /s/ Elisha Kalfa
Name: Elisha Kalfa
Title:  CEO

Exhibit A

Borrower Bank Account Information

Exhibit B

Lender's Bank Account Information